Exhibit 99.1

News	Investor Contact:	Media Contact:
	Dennis C. Fabro	Rick Matthews
	Senior Vice President,	Senior Vice President, Public Relations &
	Investor Relations	Corporate Communications
	(312) 798-6290	(312) 798-6128

Trizec Properties Updates 2004 Earnings Guidance

— Company Reports on Accelerated Disposition Plans
and Recognition of Accounting Charges —

     CHICAGO, July 9, 2004 — Trizec Properties, Inc. (NYSE: TRZ) today announced that it is accelerating plans for the disposition of non-core assets following the recent completion of two major financing transactions. Accordingly, the Company has updated its 2004 earnings and funds from operations (FFO) guidance to reflect the impact of accounting charges primarily related to impairments on nine of the properties planned for sale. In addition, the Company will recognize an impairment charge resulting from the recently announced sale of a 50 percent joint-venture interest in the Plaza of the Americas building, located in Dallas.

     The Company, through an ongoing strategic asset review process of its office portfolio, has identified certain assets it intends to sell in accordance with its portfolio repositioning strategy. Trizec also recently completed two major financing transactions — a $600 million secured loan on two midtown Manhattan properties and a $750 million unsecured credit facility. In addition to enhancing Trizec’s liquidity, the refinancings have created the flexibility to release a number of assets from various encumbrances, thus allowing the Company to accelerate the disposition of those assets within the next 12 to 24 months. As a result of this disposition plan, the Company is required to estimate the fair market values of these identified assets and recognize any impairments relating to these assets. The impairments reflect the amounts by which the current carrying values of the assets exceed their current estimated fair market values.

     As a result of applicable accounting requirements, the Company will recognize an impairment charge of approximately $146 million related to provisions for loss on real estate and investments pertaining to ten assets. In addition, the Company will recognize approximately $6 million of losses on early debt retirement primarily associated with the recent refinancings of several properties on more favorable terms. These charges and losses, which will be approximately $152 million in the aggregate or $1.00 per diluted share, will be reflected in the Company’s results of operations for the second quarter of 2004.

Trizec Properties, Inc.	Tel: (312) 798-6000
233 South Wacker, Suite 4600	Fax: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

     Commencing in the fourth quarter of 2003, Trizec adopted the National Association of Real Estate Investment Trusts’ (NAREIT) definition of FFO which is consistent with the Securities and Exchange Commission’s (SEC) guidance on non-GAAP financial measures. NAREIT’s calculation of FFO is not adjusted to add back impairment charges or losses on early debt retirement.

     As a result of these accounting charges, the Company is adjusting its guidance of full year FFO available to common stockholders to a range of $0.60 to $0.70 per diluted share. The Company’s guidance for net income available to common stockholders, which the Company believes is the most directly comparable financial measure to FFO available to common stockholders that is calculated in accordance with generally accepted accounting principles (GAAP), is also being revised to a range of ($0.24) to ($0.16) net loss available to common stockholders per diluted share. The reconciliation of the projected FFO available to common stockholders per diluted share to projected net loss available to common stockholders per diluted share is set forth below. These accounting charges will not impact the Company’s current dividend rate.

     Tim Callahan, President and Chief Executive Officer commented, “We are pleased that our recently-completed financing activities enable us — in addition to providing more liquidity and balance sheet flexibility — to move forward at an accelerated pace to reposition our portfolio with a sharp focus on our core holdings. Without these recent financing transactions, our ability to accomplish this objective would have been significantly constrained. The temporary FFO impact notwithstanding, we are pleased with the progress we are making in this area. In the meantime, we continue to meet our operating and leasing goals.”

     From an operating perspective, Trizec remains on track to achieve its leasing and occupancy targets for 2004, at rental rates and leasing costs in-line with previous expectations. To date, Trizec has completed over 80 percent of its leasing target to reach the high end of its year-end occupancy guidance of 86 to 88 percent.

     Trizec Properties, Inc., a real estate investment trust (REIT) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 62 office properties totaling approximately 42 million square feet concentrated in the metropolitan areas of seven major U.S. cities. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s web site at www.trz.com or call toll free at
1 (800) 891-7017.

Funds from operations

     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of NAREIT as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITS. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than it does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.

     Revised Earnings and FFO per Share Guidance Reconciliation:

	Full Year 2004
	Low	-	High
Projected net loss available to common stockholders (diluted)[1]	($0.24)	-	($0.16)

Add (deduct):
Gain on disposition of real estate[2]	(0.10)		(0.10)
Gain on disposition of discontinued real estate, net[2]	(0.21)		(0.21)
Projected depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations[3]	1.15	-	1.17

Projected FFO available to common stockholders (diluted)	$0.60	-	$0.70

(1)	These estimates include the effect of the accounting charges described above and also reflect the cessation of depreciation and amortization for those assets the Company anticipates will qualify as discontinued operations.

(2)	These figures reflect actual, unaudited amounts for the first quarter of 2004 and do not include any estimates beyond this period.

(3)	These estimates reflect the cessation of depreciation and amortization for those assets the Company anticipates will qualify as discontinued operations.

This release contains forward-looking statements relating to our business and financial outlook, which are based on our current expectations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Such factors include those risks and uncertainties discussed from time to time in our filings with the SEC, including, without limitation, the Risk Factors section in our Form 10-K for the year ended December 31, 2003.

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